Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-195507) pertaining to the 2013 Enterprise Management Plan and 2014 Stock Incentive Plan of Quotient Limited of our report dated June 26, 2014, with respect to the financial statements of Quotient Limited included in its Annual Report (Form 10-K) for the year ended March 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Belfast, United Kingdom June 26, 2014